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                                                                              CW
                  U.S.P.S.-First Class  American Maturity Life Insurance Company
                  or Express-Mail to:   P.O. Box 5085
                                        Hartford, CT 06102-5085
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                  Private Express Mail: American Maturity Life Insurance Company
                                        200 Hopmeadow Street
                                        Simsbury, CT 06089

REQUEST FOR VARIABLE ANNUITY

American Maturity Life Insurance Company


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1.  CONTRACT OWNER Ownership Type: / / Individual  / / Trust  / / CRT  / / UGMA
    / / UTMA  / / NRA  / / Corporation  / / Other ______________
    / / Mr.  / / Mrs.  / / Ms.   Sex:  / / M  / / F   U.S. Citizen:  / / Yes
    / / No
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    First Name                    MI    Last Name

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    Additional Owner Information (e.g., Name of Trust/Corporation)

                                               Email Address

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    Social Security Number/TIN         Date of Birth  Daytime Telephone Number

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    Street Address                City                State      ZIP

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2.  JOINT CONTRACT OWNER (If any)
    / / Mr.  / / Mrs.  / / Ms.   Sex:  / / M  / / F   U.S. Citizen:  / / Yes
    / / No
                                       Date of Birth  Social Security Number/TIN

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    First Name                    MI    Last Name

                                       Relationship to Contract Owner
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3.  ANNUITANT (If different from Contract Owner)
    / / Mr.  / / Mrs.  / / Ms.   Sex:  / / M  / / F
                                       Date of Birth  Social Security Number/TIN

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    First Name                    MI    Last Name       Daytime Telephone Number

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    Street Address                City                State      ZIP

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4.  CONTINGENT ANNUITANT (If applicable)
    / / Mr.  / / Mrs.  / / Ms.   Sex:  / / M  / / F
                                       Date of Birth  Social Security Number/TIN

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    First Name                    MI    Last Name

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5.  BENEFICIARY(IES) (Unless indicated otherwise, proceeds will be divided equally. Please attach a separate sheet to add additional beneficiaries.)
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    / / Primary        Relationship to Contract Owner
                 %
                                       Date of Birth  Social Security Number/TIN

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    First Name                    MI    Last Name

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    / / Primary  / / Contingent     Relationship to Contract Owner
                     %
                                       Date of Birth  Social Security Number/TIN

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    First Name                    MI    Last Name

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6.  EARNINGS PROTECTION BENEFIT         If the Earnings Protection Benefit is
                               / / Yes  not selected, your beneficiary(ies) will
    (.20% charge during the             receive the standard death benefit.
    accumulation phase.)                Please refer to the prospectus for
                                        complete details regarding the death
                                        benefit.
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7.  OPTIONAL DEATH BENEFIT              If the Optional Death Benefit is not
                               / / Yes  selected, your beneficiary(ies) will
    (.15% charge during the             receive the standard death benefit.
    accumulation phase.)                Please refer to the prospectus for
                                        complete details regarding the death
                                        benefit.
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8.  PURCHASE PAYMENT (Make check payable to American Maturity Life Insurance
    Company)
    Monies remitted via:  / / Check  / / Wire  / / 1035(a) Exchange
    / / Transfer/Rollover $ ______________________________________
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9.  PLAN PAYMENT TYPE (Complete Section A or B)
    A. NON QUALIFIED  / / Initial Purchase  / / 1035(a) Tax-Free Exchange
                                                (please provide Cost Basis)
    / / Cost Basis $ ______________________________________
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    B. QUALIFIED  / / New Contribution  / / Transfer  / / Rollover
    / / Contribution for tax year __________________________
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
                          INDIVIDUALLY OWNED                                             EMPLOYER PLAN - ALLOCATED
   ---------------------------------------------------------------------------------------------------------------------------------
       / / Traditional IRA    / / Roth IRA    / / SEP IRA                          / / 401(k)    / / 401(a) Keogh/HR-10
       / / Custodial          / / IRA 403(b)  / / SIMPLE IRA (Non-DFI only)        / / Other:

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10. RATE LOCK - 90 DAY FIXED ACCUMULATION FEATURE/DCA PLUS/1035(A)
    EXCHANGE/TRANSFER RATE LOCK     / / Yes _____%
    ESTIMATED DOLLAR AMOUNT $ ___________ IF RATE LOCK IS NOT SELECTED, THE RATE WILL BE DETERMINED WHEN THE HARTFORD RECEIVES THE FUNDS.
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11. INVESTMENT SELECTION The invested amount will be allocated as selected here.
    If choosing an Asset Allocation Program or Dollar Cost Averaging Program,
    complete the appropriate enrollment form.    PLEASE NOTE: Whole percentages
    only.

                              %                                                 %                                               %
    --------------------------------------------------------------------------------------------------------------------------------
                                                Hartford High Yield HLS Fund                   Fixed Accumulation Feature*
    --------------------------------------------------------------------------------------------------------------------------------
    Hartford Bond HLS Fund                           Hartford Index HLS Fund            DCA Plus 6-Month Transfer Program*
    --------------------------------------------------------------------------------------------------------------------------------
                                                                                       DCA Plus 12-Month Transfer Program*
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                                                                                                                     Other
    --------------------------------------------------------------------------------------------------------------------------------
                                              Hartford Money Market HLS Fund
    --------------------------------------------------------------------------------------------------------------------------------
                                       Hartford Mortgage Securities HLS Fund
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                                                                                                                     Total    100%
    --------------------------------------------------------------------------------------------------------------------------------

                                                 *Subject to state availability.
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12. SPECIAL REMARKS
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13. OWNER(S) ACKNOWLEDGEMENTS
    Will the annuity applied for replace one or more existing annuity or life insurance contracts? / / NO / / YES - IF YES, please explain in "Special Remarks," Section 12.
    Have you purchased another deferred annuity issued by The American Maturity during the current calendar year? / / NO / / YES

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      NOT FDIC/NCUA INSURED      MAY LOSE VALUE      NO BANK GUARANTEE
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      NOT A DEPOSIT       NOT INSURED BY ANY FEDERAL GOVERNMENT AGENCY
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                                [Not FDIC Insured Logo] [No Bank Guarantee Logo]

    The following states require insurance applicants to acknowledge a fraud warning statement. Please refer to the fraud warning statement for your state as indicated below. Check the appropriate box pertaining to your resident state, sign and date at the bottom of this section.

    / / Arkansas - Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

    / / Arizona - Upon your written request we will provide you, within a reasonable period of time, reasonable, factual information regarding the benefits and provisions of the annuity contract for which you are applying. If for any reason you are not satisfied with the contract, you may return the contract within ten days after you receive it. If the contract you are applying for is a variable annuity, you will receive an amount equal to the sum of (i) the difference between the premiums paid and the amounts allocated to any account under the contract and (ii) the Contract Value on the date the returned contract is received by our company or our agent.

    / / Colorado - It is unlawful to knowingly provide false, incomplete, misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Services.

    / / Florida - Any person who knowingly and with intent to injure, defraud or deceive any insurer files a statement of claim or an application containing any false, incomplete or misleading information is guilty of a felony of the third degree.

    / / Kentucky - Any person who, knowingly and with intent to defraud any insurance company or other person, files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact thereto commits a fraudulent act, which is a crime.

    / / Maine - It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines or a denial of insurance benefits.

    / / New Jersey - Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

    / / New Mexico - Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to civil fines and criminal penalties.

    / / Ohio - Any person who, with intent to defraud or knowing that he/she is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

    / / Pennsylvania - Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

    I/we hereby represent my/our answers to the above questions to be true and correct to the best of my/our knowledge and belief. I/WE UNDERSTAND THAT ANNUITY PAYMENTS OR SURRENDER VALUES, WHEN BASED UPON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND NOT GUARANTEED AS TO A FIXED DOLLAR AMOUNT.

    / / RECEIPT OF A VARIABLE ANNUITY AND FUND PROSPECTUS IS HEREBY
        ACKNOWLEDGED. If not checked, the appropriate prospectus will be mailed to you.
        Signed at: ________________________________  ________  _____/_____/_____
                             City                     State          Date

                   ___________________________________________________________
                   Contract Owner Signature (Trustee/Custodian, if applicable)

                   ______________________________________________
                   Joint Contract Owner Signature (If applicable)

            * If the state above is different than residence state,
                       please submit a Policy Situs Form.
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14. REGISTERED REPRESENTATIVE ACKNOWLEDGEMENTS
    Do you, as agent, have reason to believe         ___________________________
    the contract requested for will replace           Licensed Agent Signature
    existing annuities or insurance?  / / Yes  / / No
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    First Name                  MI     Last Name

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    Broker/Dealer      Broker/Dealer Street Address  City        State  ZIP

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    Business Telephone Number   Fax Number            Licensed Agent SSN

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    Select Program*:  / / A  / / B  / / C

     *Contact your back office for Program
      information. (Option is irrevocable)

    [Broker/Dealer Client Account Number     License I.D. (Florida Agents Only)]

     ___________________________________     __________________________________